SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

TRAILER BRIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
10405 New Berlin Road East
Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code:	(904)-751-7100

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

        On May 24, 2007, we provided notice to the Nasdaq Global Market that due to the resignation on May 22, 2007 of Peter S. Shaerf from our board of directors, we no longer satisfy Nasdaq Rule 4350(c)(1), which requires that our board consist of a majority of independent directors. For additional information, including information on Nasdaq’s 180-day grace period to name a new independent director to our board, see item 5.02 of this Form 8-K, which is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On May 22, 2007, Peter S. Shaerf, one of our four independent directors, submitted his resignation as a director, effective immediately. As a result, he will not stand for re-election at our upcoming annual meeting of stockholders, to be held on June 13, 2007. Our remaining six directors will stand for re-election at the annual meeting.

        Three of our six remaining directors qualify as independent directors, as defined by Nasdaq. As a result of Mr. Shaerf’s resignation, our board of directors no longer has a majority of independent directors. Under the grace period set forth in Nasdaq Rule 4350(c)(1), our board has until November 18, 2007 (the 180th day after Mr. Shaerf’s resignation) to have a majority of independent directors.

        Within the 180-grace period we will take steps to satisfy Nasdaq’s listing requirements. This may include locating a qualified replacement for Mr. Shaerf as an independent director on our board or other changes to the composition of our board such that the majority consists of independent directors. The remaining directors on our board have authority under our bylaws to fill vacancies on the board.

        Nickel van Reesema, an independent director, has been elected to serve as the third member of the audit committee of our board of directors, in place of Mr. Shaerf.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: May 29, 2007	By: /s/ William G. Gotimer
William G. Gotimer
Executive Vice President and General Counsel

3